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                                                                    EXHIBIT 99.6

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

CSQ Holding Company
3303 Monte Villa Parkway
Bothell, Washington 98021

In accordance with Rule 438 under the Securities Act of 1933, I hereby consent to being named as a person about to become a director of CSQ Holding Company (the "Company") in the Company's Registration Statement on Form S-4 and any amendments thereto.

                                                /s/ RUEDIGER NAUMANN-ETIENNE
                                                --------------------------------
                                                Ruediger Naumann-Etienne, Ph.D.

Date: April 14, 2005